Exhibit 99.1

Solar United Network, Inc.

Audited Financial Statements

December 31, 2013 and 2012

50 West Broadway, Suite 600 Salt Lake City, Utah 84101 (801) 328-4408 Fax (801) 328-4461 www.hjcpafirrn.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Management Solar United Network, Inc.

We have audited the accompanying balance sheets of Solar United Network, Inc. as of December 31, 2013 and 2012, and the related statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Solar United Network , Inc. as of December 31, 2013 and 2012 , and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ HJ Associates & Consultants, LLP
HJ Associates & Consultants, LLP
Salt Lake City, Utah
March 20, 2014

Solar United Network, Inc.
Balance Sheets
December 31, 2013 and 2012

Asset
Current Assets	2013	2012
Cash	$386,237	$299,850
Contracts Receivable	1,058,312	454,423
Advances to Employees	500	-
Costs and Estimated Earnings in Excess of Billings	73,312	67,342
Prepaid Expenses	-	36,063
Total Current Assets	1,518,361	857,678
Property and Equipment
Equipment, Computer, Software, and Automotive	14,231	14,231
Less Accumulated Depreciation	(6,614)	(3,667)
Total Property and Equipment, net	7,617	10,564

Other Assets
Security Deposit	5,000	5,000
Loans to Stockholders	47,426	46,672
Total Other Assets	52,426	51,672
Total Assets	$1,578,404	$919,914

See accompanying notes to financial statements.

Solar United Network, Inc.
Balance Sheets (Continued)
December 31, 2013 and 2012

Liabilities and Stockholders' Equity
Current Liabilities	2013	2012
Accounts Payable	$533,739	$390,133
Billings in Excess of Costs and Estimated Earnings	478,740	154,502
Payroll Liabilities	60,447	44,244
Other Liabilities	25,261	22,582
Stockholder Payable	4,000	4,000
Total Current Liabilities	1,102,187	615,461
Total Liabilities	1,102,187	615,461
Stockholders' Equity
Common Stock	15,000	15,000
Additional Paid In Capital	232,471	232,071
Retained Earnings	228,746	57,382
Total Stockholders' Equity	476,217	304,453
Total Liabilities and Stockholders' Equity	$1,578,404	$919,914

See accompanying notes to financial statements.

Solar United Network, Inc.
Statements of Income
For the Years Ended December 31, 2013 and 2012

	2013	2012
Contract Revenue, net	$8,552,975	$4,112,042
Cost of Revenues Earned
Labor	506,289	175,202
Materials	4,161,918	1,931,469
Subcontractors	1,152,402	354,162
Equipment	77,521	21,694
Other	195,646	81,059
Total Cost of Revenues Earned	6,093,776	2,563,586
Gross Profit	2,459,199	1,548,456
Expenses
Selling and Marketing Expense	584,850	252,034
Professional Fees	53,009	43,281
Depreciation	2,947	2,570
Salaries and Employee Benefits	763,008	796,774
General and Administrative	366,296	242,390
Total Expenses	1,770,110	1,337,049
Income from Operations	689,089	211,407
Other Income and (Expense)
Interest Income	416	597
Interest Expense	(2,737)	(5,712)
State Tax	(800)	(800)
Total Other Income and (Expense)	(3,121)	(5,915)
Net Income	$685,968	$205,492

See accompanying notes to financial statements.

Solar United Network, Inc.
Statements of Stockholders' Equity
For the Years Ended December 31, 2013 and 2012

	Common	Additional	Retained
	Stock	Paid - Capital	Earnings	Total

Stockholders' Equity at Beginning of Year December 31, 2011, as Previously Reported	$15,000	$228,650	$(148,110)	$95,540
Contributed Interest	-	3,421	-	3,421
Net Income	-	-	205,492	205,492

Stockholders' Equity at December 31, 2012	15,000	232,071	$57,382	304,453
Net Income	-	-	685,968	685,968
Contributed Interest	-	400	-	400
Distributions to Stockholders	-	-	(514,604)	(514,604)

Stockholders' Equity at December 31, 2013	$15,000	$232,471	$228,746	$476,217

See accompanying notes to financial statements.

Solar United Network, Inc.
Statements of Cash Flows
For the Years Ended December 31, 2013 and 2012

Cash Flows From Operating Activities:	2013	2012
Net Income	$685,968	$205,492
Adjustments to Reconcile Net Income to Net Cash Provided by Operations: Depreciation	2,947	2,570
Contributed Interest (Increase) Decrease in Assets:	400	3,421
Contract Receivables	(603,889)	473,006
Advances to Employees	(500)	-
Inventory	-	4,570
Costs and Estimated Earnings in Excess of Billings	(5,970)	(66,184)
Prepaid Expenses	36,063	(36,063)
Increase (Decrease) in Liabilities:
Accounts Payable	143,606	(145,852)
Billings in Excess of Costs and Estimated Earnings	324,238	(101,431)
Payroll Liabilities	16,203	13,825
Other Liabilities	2,679	(839)
Total Adjustments to Reconcile Net Income	(84,223)	147,023
Net Cash Provided by Operating Activities	601,745	352,515

Cash Flows From Investing Activities:
Loans to Stockholders	(754)	(11,011)
Purchase of Equipment	-	(3,771)
Net Cash Provided/(Used) by Investing Activities	(754)	(14,782)
Cash Flows From Financing Activities:
Loans From Shareholders	-	3,575
Repayments of Stockholder Loans	-	(112,575)
Distributions	(514,604)	-
Net Cash Provided/(Used) by Financing Activities	(514,604)	(109,000)
Net Cash Increase for Year	86,387	228,733
Cash at the Beginning of Year	299,850	71,117
Cash at the End of Year	$386,237	$299,850

Supplemental Disclosure of Cash Flow Information
Interest Expense Paid	$2,737	$5,712
Income Taxes Paid	$800	$800

See accompanying notes to financial statements.

Solar United Network, Inc.
Notes to Financial Statements
December 31, 2013 and 2012

Note 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following items comprise the significant accounting policies of Solar United Network, Inc. (the Company). The financial statements and notes are representations of the Company’s management, who is responsible for their integrity and objectivity. The policies reflect industry practices and conform to generally accepted accounting principles.

Nature of Operations

The Company, doing business as SUNWorks, provides solar photovoltaic installation and consulting services to residential, commercial, and agricultural properties. The company was incorporated and elected to be taxed as an S-Corporation on June 2, 2010. The Company authorized 1,000 shares of no par stock. As of December 31, 2013 and 2012, 1,000 shares were issued and outstanding, respectively. The work is performed under fixed price bid contracts, cost-plus contracts and negotiated price contracts.  The company currently performs all of its work in California.

Earnings Per Share

Basic earnings (loss) per common share (“EPS”) are calculated by dividing net loss by the weighted average number of common shares outstanding for the period. Diluted EPS is calculated by dividing net loss by the weighted average number of common shares outstanding, plus the assumed exercise of all dilutive securities using the treasury stock or “as converted” method, as appropriate. During periods of net loss, all common stock equivalents are excluded from the diluted EPS calculation because they are antidilutive. For the years ended December 31, 2013 and 2012, the income attributable to common share was $685,968 and $205,492, respectively, and the basic and diluted weighted average shares outstanding was 1,000, respectively. For the years ended December 31, 2013 and 2012, basic and diluted earnings per share was $685.97 and $205.49, respectively.

Accounting Basis for Revenue Recognition

The company records revenue on construction contracts using the percentage-of- completion method of accounting based on the proportion of costs incurred on the contract to total estimated contract costs, except that material estimated losses which become apparent prior to completion are provided for in their entirety. Claims for additional contract compensation due the company are not reflected in the accounts until the year in which such claims are allowed.

Direct contract costs include all direct labor and labor burden, materials, subcontractors, and other direct costs. Selling, general, and administrative costs are charged to expense as incurred.

Solar United Network, Inc.
Notes to Financial Statements
December 31, 2013 and 2012

Note 1: SUMMARY OF SIGNIFICANT ACCOUTING POLICIES, Continued

The asset, “Costs and estimated earnings in excess of billings,” represents revenues recognized in excess of amounts billed on contracts in progress.  The liability, “Billings in excess of costs and estimated earnings,” represents billings in excess of revenues recognized on contracts in progress.

Contracts Receivable

The Company performs ongoing credit evaluation of its customers.   Management closely monitors outstanding receivables based on factors surrounding the credit risk of specific customers, historical trends, and other information, and records bad debts using the direct write-off method.  Generally accepted accounting principles require the allowance method be used to reflect bad debts. However, the effect of the use of the direct write-off method is not materially different from the results that would have been obtained had the allowance method been followed.

Concentration Risk

Cash includes amounts deposited in financial institutions in excess of insurable Federal Deposit Insurance Corporation (FDIC) limits. At times throughout the year, the Company may maintain cash balances in certain bank accounts in excess of FDIC limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk in these accounts.

Advertising and Marketing

The Company expenses the costs of advertising and marketing as incurred. Advertising and marketing costs include printed material, direct mail, radio, telemarketing, tradeshow costs, magazine and catalog advertisement.  Advertising and marketing for the year ended December 31, 2013 and 2012 totals $288,245 and $122,419, respectively.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. Such estimates may affect the reported amounts of assets and liabilities as well as the disclosure of contingent assets and liabilities at the date of the financial statements. They may also have an affect on the reported amounts of revenues and expenses during the reporting period.

Accordingly, actual results could differ from those estimates.

Solar United Network, Inc.
Notes to Financial Statements
December 31, 2013 and 2012

Note 1: SUMMARY OF SIGNIFICANT ACCOUTING POLICIES, Continued

Property and Equipment

Property and equipment are carried at cost and are depreciated over the estimated useful lives of the related assets. Major additions and improvements are capitalized, and routine expenditures for repairs and maintenance are charged to expense as incurred.

Depreciation is generally computed on the straight-line method for financial statement purposes while using accelerated methods for income tax reporting purposes.

Estimated useful lives are as follows:

Life
Machinery and Equipment	3 - 15 years
Vehicles and Trailers	5 - 7 years

Upon retirement or disposal of property and equipment, the costs and related depreciation are removed from the accounts, and gain or loss, if any, is reflected in the earnings for both financial statement and income tax reporting purposes.

Income Taxes

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code.  Under these provisions, the Company passes through the taxable income to its stockholders each year as earned.  Additionally, the Company is responsible for either the greater of a 1.5% of California franchise tax on taxable income or the minimum state corporate tax of $800.

The 2011, 2012 and 2013 tax returns are subject to federal and State examination. Generally, returns are subject to examination within a period of three years for federal and four years for California from the due date of the return or the date actually filed, whichever is longer.

For income tax reporting, the Company uses accounting methods that recognize depreciation sooner than for financial statement reporting. As a result, the basis of property and equipment for financial reporting exceeds its tax basis by the cumulative amount that depreciation expense, for income tax purposes, exceeds the depreciation taken for financial statement purposes.

Inventory

Inventory is recorded at cost and generally is ordered on a just in time basis when jobs begin. As a result, the amount of inventory kept on hand is usually immaterial.

Solar United Network, Inc.
Notes to Financial Statements
December 31, 2013 and 2012

Note 1: SUMMARY OF SIGNIFICANT ACCOUTING POLICIES, Continued

Financial Statement Classification

In accordance with normal practice in the construction industry, the Company includes in current assets and liabilities amounts realizable and payable over a period in excess of one year.  Consistent with this practice, asset and liability accounts relating to construction contracts are classified as current. The lives of the contracts entered into by the Company generally range from three to eighteen months.

Note 2: CONTRACTS RECEIVABLE

Contracts Receivable at year end December 31, 2013 and 2012 in the amount of $1,058,312 and $454,423, respectively, is net of an allowance for doubtful accounts in the amount of $0, and $0.

Note 3: COSTS AND ESTIMATED EARNINGS ON CONSTRUCTION CONTRACTS IN PROGRESS

Costs and estimated earnings on construction contracts in progress contrast related billings as follows:

	2013	2012
Direct contract costs to date	$4,564,645	$1,862,795
Gross profit to date	883,115	172,497
Earned contract revenue	5,447,760	2,035,292
Contract billings to date	5,853,188	2,122,452
Net under (over) billings	$(405,428)	$(87,160)

Included in the accompanying balance sheet under the following captions:

	2013	2012
Costs and estimated earnings in excess of billings	$73,312	$67,342
Billings in excess of costs and estimated earnings	(478,740)	(154,502)
Net under (over) billings	$(405,428)	$(87,160)

Property and equipment are recorded at cost and include improvements that significantly add to their productivity or extend their useful life. Cost of maintenance and repairs are charged to expense. Upon retirement or disposal of property and equipment, the costs

Solar United Network, Inc.
Notes to Financial Statements
December 31, 2013 and 2012

Note 4: PROPERTY AND EQUIPMENT

and related depreciation are removed from the accounts, and gain or loss, if any, is reflected in the earnings for both financial statement and income tax reporting purposes. The Company’s property and equipment are depreciated using the straight-line method.

	2013
	Cost	Accumulated Depreciation	Net Book Value
Automobile	$9,700	$(4,850)	$4,850
Machinery and Equipment	4,531	(1,764)	2,767
	$14,231	$(6,614)	$7,617

	2012
	Cost	Accumulated Depreciation	Net Book Value
Automobile	$9,700	$(2,910)	$6,790
Machinery and Equipment	4,531	(757)	3,774
	$14,231	$(3,667)	$10,564

Note 5:  COMPENSATED ABSENCES

The company provides paid time off (PTO) as a benefit to all eligible employees for illness, medical and dental appointments, personal time off and vacations. PTO hours must be used within the calendar year earned, or are forfeited back to the company.

Because the overall liability is deemed immaterial, no accrual has been made in the financial statements.

Note 6: OPERATING LEASES

The company has six vehicle leases with monthly lease payments in the amounts ranging from $353 to $609. The vehicle leases are scheduled to expire in various periods, one in March 2014, two in October 2015, one in December 2015 and last two in September 2016.

The Company has a Triple Net (NNN) office lease commence on February 11, 2011 through July 31, 2014 for approximately 5,013 square feet combined office space and warehouse space. A lease term allows deferring rent for initial five months with the first lease payment on August 1, 2011.  In addition to the base lease payment, the company is obligated to pay common area maintenance (CAM), the expenses shall be fixed at $1,454 per month for the life of the lease, and starts on February 11, 2011 (CAM expenses are

Solar United Network, Inc.
Notes to Financial Statements
December 31, 2013 and 2012

Note 6: OPERATING LEASES, Continued

not deferred). Lease schedule as follows:

Base rent of $5,013/month starting August 1, 2011 Base rent of $4,261/month starting August 1, 2012 Base rent of $4,512/month starting August 1, 2013

The office lease is scheduled to expire on July 2014 with the first right of refusal to renew the lease for one additional three year period.

For the year ended December 31, 2013 and 2012, rental payments for all operating leases totaled $92,924 and $79,632, respectively.   On December 31, 2013 the future minimum lease payments required under the lease agreements having initial or remaining non- cancelable terms in excess of one year are as follows:

Year Ending December 31,
2014	$69,362
2015	23,991
2016	6,688
$100,041

Note 7.  LONG TERM DEBT

The Company currently has no long-term debt.

Note 8:  RELATED PARTY TRANSACTIONS

The Notes Receivable from Shareholders involves the lending of funds to shareholders. The notes currently do not have any stated terms. Stockholder loans to the company at December 31, 2013 and 2012 is $4,000, and $4,000, respectively.

Note 9:  SUBSEQUENT EVENTS

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through March 20, 2014, the date the financial statements were available to be issued.

Solar 3D, Inc. a Delaware corporation, acquired all the stock of Solar United Network, Inc. on January 31, 2014 for $1,044,500 in cash and $1,750,000 convertible promissory notes for a total purchase price of $2,794,500.